EXHIBIT 99.1 — Press release dated July 18, 2005

5711 S 86TH CIR • PO BOX 27347 • Omaha NE 68127-0347 Executive Office: (402) 596-8900 • Fax (402) 592-4006 Internet: www.infoUSA.com FOR IMMEDIATE RELEASE
July 18, 2005

CONTACT:
VIN GUPTA — CHAIRMAN & CHIEF EXECUTIVE OFFICER
Phone: (402) 596-8900 · Fax: (402) 339-0265
E-Mail: vin.gupta@infousa.com
RAJ DAS — CHIEF FINANCIAL OFFICER
Phone: (402) 593-4517 · Fax: (402) 339-0265
E-Mail: raj.das@infousa.com
LAUREL GUPTA — DIRECTOR, INVESTOR RELATIONS
Phone: (402) 593-4535 · Fax: (402) 339-0265
E-Mail: laurel.gupta@infousa.com

infoUSA Reports Financial Results for Q2 2005

•	GAAP Revenue of $93.7 Million, up 12% from last year
•	EBITDA of $20.7 Million, a 4% margin improvement over last year
•	GAAP EPS of 12 cents, up 71% from last year
•	Confirms previously revised revenue and EPS guidance for fiscal 2005

(OMAHA, NE) — infoUSA® (Nasdaq: IUSA). The following table presents the financial results, key financial highlights of the company’s operations, and selected balance sheet items for the second quarter and first half of fiscal year 2005 ending on June 30, 2005.

	2nd Quarter	2nd Quarter		Year-to-date	Year-to-date
(amounts in thousands, except per share amounts)	2004	2005		2004	2005
Net sales	$83,794	$93,736	*	$164,605	$188,831	**
EBITDA (see table on income statement)	14,924	20,699	*	30,952	45,920	**
Operating income	10,070	11,790	*	19,281	27,379	**
Net income	3,712	6,356	*	8,085	15,414	**
Diluted earnings per share	7 cents	12 cents*		15 cents	29 cents**

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	2nd Quarter	2nd Quarter	Year-to-date	Year-to-date
(amounts in thousands, except per share amounts)	2004	2005	2004	2005
Total debt	236,149	191,682	236,149	191,682
Capital expenditures (see table)	1,420	3,966	3,523	5,922
Cash flow from operations	10,073	22,455	26,216	33,200

*	These figures were negatively impacted by approximately $1.9 million related to the acquisition accounting impact related to OneSource revenue and conversion of a portion of infoUSA Group business to subscription format.

**	These figures were negatively impacted by approximately $4.9 million related to the acquisition accounting impact related to OneSource revenue and conversion of a portion of infoUSA Group business to subscription format.

RESULTS OF OPERATIONS

Vin Gupta, Chairman and CEO, infoUSA, said, “During second quarter of 2005, we achieved revenue of $93.7 million, up 12% from last year. We were able to grow our revenue through: (i) continuing progress in the sale of our subscription products and (ii) solid results from our recent acquisitions.”

Gupta continued, “Our second quarter reported EBITDA was $20.7 million or 22% of revenue. This represents a 4% margin improvement over last year’s second quarter results. Reported revenue and EBITDA were negatively impacted by approximately $1.9 million as follows: (i) non-recognizable deferred revenue from the OneSource acquisition of $0.4 million and (ii) deferral of approximately $1.5 million of revenues from accounting for our subscription product revenue. Cash flow from operations for fiscal second quarter was $22.5 million; free cash flow (cash flow from operations less capital expenditures) for fiscal second quarter was $18.5 million. Our GAAP earnings per share for second quarter were 12 cents.”

Gupta added, “Our revenue for first half of fiscal 2005 was $188.8 million, up 15% from last year. Our first half of the year reported EBITDA was $45.9 million or 24% of revenue. This represents a 5% margin improvement over last year’s comparable period results. Cash flow from operations for the first half of fiscal 2005 was $33.2 million; free cash flow for the same period was $27.3 million. Our GAAP earnings per share for the first half of 2005 were 29 cents.”

Gupta added, “We were pleased with the performance of our subscription products during the first half of this year. Our roll-out of subscription products is very encouraging, and is gaining acceptance among small businesses, entrepreneurs, and sales people. We were successful in growing our subscription base while keeping our cancellation rates below 10%. Our strategy of migrating small business customers from one-time purchasers of sales leads to a subscription based service will be a gradual process but a key growth driver for infoUSA.”

Gupta concluded, “We continue to build a pipeline of business company-wide, as evidenced by our deferred revenue of $55.0 million on the balance sheet as of June 30, 2005. In addition, we had an incremental $54 to 56 million of future billings at the end of the fiscal second quarter, which represent future invoicing to our customers with signed contracts. This combination of a solid pipeline and billings indicates growing demand for our products.”

The company is reconfirming its previously revised guidance for fiscal 2005. The guidance is as follows: (i) GAAP revenue of $370 to $380 million; (ii) EBITDA of $92 to $96 million; (iii) GAAP earnings per share of $0.59 to $0.63; and (iv) free cash flow of $63 to $67 million.

Conference Call

The company will host its second quarter conference call on July 19th, at 11:00 AM Eastern time. To access the conference call, please dial 800/688-0836, passcode #26603005, approximately 10 minutes prior to the start of the call. A replay of the call will be available from 1:00 PM Eastern time, July 19th, through midnight Eastern Time, July 26th. The replay number is 888/286-8010, passcode #13307222. A live webcast of the conference call will be available at the company’s Investor Relations web site, http://ir.infousa.com.

About infoUSA

infoUSA (www.infoUSA.com), founded in 1972, is the leading provider of business and consumer information products, database marketing services, data processing services and sales and marketing solutions. Content is the essential ingredient in every marketing program, and infoUSA has the most comprehensive data in the industry, and is the only company to own a proprietary database of 250 million consumers and 14 million businesses under one roof. The infoUSA database powers the directory services of the top Internet traffic-generating sites. Nearly 3 million customers use infoUSA’s products and services to find new customers, grow their sales, and for other direct marketing, telemarketing, customer analysis and credit reference purposes. infoUSA headquarters are located at 5711 S. 86th Circle, Omaha, NE 68127 and can be contacted at (402) 593-4500.

Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, but are not limited to, recent changes in senior management, the successful integration of recent and future acquisitions, fluctuations in operating results, failure to successfully carry out our Internet strategy or to grow our Internet revenue, effects of leverage, changes in technology and increased competition. More information about potential factors that could affect the company’s business and financial results is included in the company’s filings with the Securities and Exchange Commission.

(INCOME STATEMENT FOLLOWS)

infoUSA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

			FOR THE SIX
	FOR THE QUARTER ENDED		MONTHS ENDED
	June 30, 2004	June 30, 2005	June 30, 2004	June 30, 2005
	(unaudited)
Net sales	$83,794	$93,736	$164,605	$188,831
Costs and expenses:
Database and production costs	24,823	26,945	48,684	52,973
Selling, general and administrative	40,021	46,123	80,200	90,521
Depreciation and amortization of operating assets	3,560	3,366	6,874	7,274
Amortization of intangible assets	3,616	4,469	7,062	8,873
Non-cash stock compensation	458	0	640	(289)
Restructuring costs	1,007	917	1,622	1,620
Litigation settlement charge	0	126	0	126
Acquisition costs	239	0	242	354

	73,724	81,946	145,324	161,452

Operating income	10,070	11,790	19,281	27,379

Other income (expense):
Investment income (loss)	(243)	1,074	(42)	2,394
Other charges	(2,079)	0	(2,223)	0
Interest expense	(1,761)	(2,979)	(3,975)	(5,718)

Income before income taxes	5,987	9,885	13,041	24,055
Income taxes	2,275	3,529	4,956	8,641

Net income	$3,712	$6,356	$8,085	$15,414

BASIC & DILUTED EARNINGS PER SHARE:
Basic earnings per share	$0.07	$0.12	$0.15	$0.29

Diluted earnings per share	$0.07	$0.12	$0.15	$0.29

Basic weighted average shares outstanding	52,540	54,021	52,440	53,859

Diluted weighted average shares outstanding	53,106	54,052	53,030	53,961

     The following provides a reconciliation of net income to EBITDA:

	FOR THE QUARTER		FOR THE SIX
	ENDED		MONTHS ENDED
	June 30, 2004	June 30, 2005	June 30, 2004	June 30, 2005
Net income	$3,712	$6,356	$8,085	$15,414
Interest expense	1,761	2,979	3,975	5,718
Income taxes	2,275	3,529	4,956	8,641
Depreciation and amortization of operating assets	3,560	3,366	6,874	7,274
Amortization of intangible assets	3,616	4,469	7,062	8,873

EBITDA	$14,924	$20,699	$30,952	$45,920

     The following provides a schedule of Capital Expenditures:

	FOR THE QUARTER		FOR THE SIX
	ENDED		MONTHS ENDED
	June 30, 2004	June 30, 2005	June 30, 2004	June 30, 2005
Purchases of Property of Equipment	$840	$1,883	$2,491	$3,044
Software and Database Development Costs	580	2,083	1,032	2,878

Capital Expenditures	$1,420	$3,966	$3,523	$5,922

     The following provides a reconciliation of Cash Flow from Operations to Free Cash Flow:

	FOR THE QUARTER		FOR THE SIX
	ENDED		MONTHS ENDED
	June 30, 2004	June 30, 2005	June 30, 2004	June 30, 2005
Cash Flow from Operations	$10,073	$22,455	$26,216	$33,200
Less:
Capital Expenditures	(1,420)	(3,966)	(3,523)	(5,922)

Free Cash Flow	$8,653	$18,489	$22,693	$27,278

infoUSA INC. AND SUBSIDIARIES
Selected Balance Sheet Amounts
(In thousands, except per share amounts)

The following table presents selected balance sheet account information as of June 30 2005, compared to December 31, 2004.

	December 31,	June 30,
(amounts in thousands)	2004	2005
Assets
Cash and Cash Equivalents	$10,404	$8,714
Accounts Receivable	51,707	43,913
Accounts Receivable-List Brokerage	19,635	22,222
Deferred Marketing Costs	2,632	3,538
Property and Equipment, net	42,537	46,225
Intangible Assets, net	365,286	362,499

Liabilities
Accounts Payable	21,268	16,963
Accounts Payable-List Brokerage	15,427	17,660
Accrued Payroll Expenses	15,917	20,171
Accrued Expenses	7,028	5,009
Deferred Revenue	53,034	55,000
Total Debt	196,226	191,682

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